Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 22nd day of June, 2007, by and between Ballistic Recovery Systems, Inc., a Minnesota corporation (the “Company”), and CIMSA Ingenieria de Sistemas, S.A., a
corporation organized under the laws of Spain (“CIMSA”).

For and in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.                                       Purchase and Sale of Securities.

1.1                                 Sale and Issuance of Securities.

Subject to the terms and conditions of this Agreement, CIMSA agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to CIMSA at the Closing, 1,102,941 shares of common stock, par value $0.01 per share, of the Company (“Common Shares”) for an aggregate purchase price of US $1,500,000.00 (such number of Common Shares being referred to as the “Purchased Shares”), together with a common stock purchase warrant, in the form of Exhibit A attached hereto (the “Warrant”), to purchase up to 275,735 Common Shares (as such number of Common Shares as may be adjusted from time to time in accordance with the terms of the Warrant, the “Warrant Shares”), exercisable for a period of three-years following the date of issuance, at an exercise price of US $2.00 per Common Share.  The Purchased Shares, the Warrant and the Warrant Shares are collectively referred to herein as the “Purchased Securities”.

1.2                                 Closing.

(a)                                  Closing. The closing (the “Closing”) of the purchase and sale of the Purchased Securities shall take place on June 22, 2007 or at such other time as shall be mutually agreed upon between CIMSA and the Company (the actual date on which the Closing occurs being referred to as the “Closing Date”).

(b)                                 Closing Deliverables.

(i) At the Closing, the Company shall deliver or cause to be delivered to CIMSA (or its designee) the following:

(a)                                  a stock certificate evidencing the Purchased Shares registered in the name of CIMSA (which shall be delivered to CIMSA in care of its legal counsel named in Section 16.8 below);

(b)                                 the Warrant registered in the name of CIMSA duly executed by the Company (which shall be delivered to CIMSA in care of its legal counsel named in Section 16.8 below);

(c)                                  a certificate of the Company signed by the Chief Executive Officer of the Company that (x) each of the representations and warranties of the Company contained in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date when made and as of the Closing Date as though made on and as of such date and (y) the Company has performed or satisfied and complied in all material respects with all covenants, agreements and conditions required hereby to be performed, satisfied or complied with by it at or prior to the Closing;

(d)                                 copies of each of the following, in each case, certified to be in full force and effect on the Closing Date by the Secretary of the Company:

(1)                                  the Articles of Incorporation of the Company;

(2)                                  a good standing certificate with respect to the Company certified by the Secretary of State of the State of Minnesota as of a date not more than five (5) days prior to the Closing Date;

(3)                                  the By-Laws of the Company; and

(4)                                  resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents (as defined in Section 2.3 below), the issuance and sale of the Purchase Securities, and the reservation of the Warrant Shares issuable upon the exercise of the Warrant.

(ii)                                  At the Closing, CIMSA shall deliver or cause to be delivered to the Company:

(a)                                  the sum of One Million Five Hundred Thousand and NO/100ths Dollars (US$1,500,000.00) in United States dollars and in immediately available funds by wire transfer to an account designated in writing to CIMSA by the Company for such purpose;

(b)                                 a certificate of the CIMSA signed by the President of CIMSA that (a) the representations and warranties of CIMSA contained herein are true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date and (b) CIMSA has performed or satisfied and complied in all material respects with all covenants, agreements and conditions required hereby to be performed, satisfied or complied with by it at or prior to the Closing; and

(c)                                  copies of the resolutions of the Board of Directors of CIMSA authorizing the execution, delivery and performance of this

Agreement and the other Transaction Documents by CIMSA, certified to be in full force and effect on the Closing Date by the Secretary of CIMSA.

2.                                       Representations and Warranties of the Company.  The Company hereby represents and warrants to CIMSA (which representations and warranties shall be deemed to apply where appropriate to each direct or direct consolidated subsidiary of the Company (each a “Subsidiary”)) that:

2.1                                 Subsidiaries.  Except as disclosed in the SEC Reports (as defined in Section 2.7  below), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”) and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

2.2                                 Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except where any such violation would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (as defined below).  Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.   For purposes of this Agreement, the term “Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (ii) an event or occurrence that materially and adversely impairs the Company’s ability to perform its obligations under this Agreement and/or the Warrant, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect:  (x) a change in the market price or trading volume of the Common Shares or (y) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes).

2.3                                 Authorization; Enforcement.  The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of this Agreement, the Warrant and the Subsequent Agreements (as defined in Section 13 below) (together with this Agreement and the Warrant, the “Transaction Documents”) otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been, or upon delivery will be, duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

2.4                                 No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including, assuming the accuracy of the representations and warranties of CIMSA set forth in Section 3.2 hereof, federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.  The Company has provided CIMSA with true and complete copies of the Company’s Articles of Incorporation and By-Laws as in effect as of the date hereof (collectively, the “Company Organizational Documents”).

2.5                                 The Purchased Securities.  The Purchased Securities are duly authorized and, when issued and paid for in accordance with this Agreement and the Warrant, as applicable, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens except for restrictions on transfer imposed by applicable federal and state securities laws, and will not be subject to preemptive or similar rights of stockholders.  The Company has reserved from its duly authorized capital stock the maximum number of Common Shares issuable upon exercise of the Warrant.  The offer, issuance and sale to CIMSA of the Purchased Securities are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

2.6                                 Capitalization.   The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other Securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of May 31, 2007 is set forth in Schedule 2.6 hereto.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws.  Except as disclosed in Schedule 2.6 hereto, the Company did not have outstanding at May 31, 2007 any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any person or entity any right to subscribe for or acquire, any Common Shares, or securities or rights convertible or exchangeable into Common Shares.  Except as set forth on Schedule 2.6 hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Purchased Securities will not obligate the Company to issue Common Shares or other securities to any Person (as defined below) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.  To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules filed with the SEC pursuant to Rule 13d-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by reporting persons or in Schedule 2.6 hereto, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Shares.  For purposes of this Agreement, the term “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company or other legal entity.

2.7                                 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof.  Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”.  As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports or in Schedule 2.7 hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), (v) the Company has not issued options, warrants, convertible securities or other types of securities or rights convertible into Common Shares to any officer, director or Affiliate (as defined below), except pursuant to existing Company stock-based plans, and (vi) other than in the ordinary course of business, the Company has not sold, leased, licensed, transferred or assigned any of its assets.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below).  For purposes of this Agreement, the term “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 promulgated under the Securities Act. For purposes of this Agreement, the term “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 2.23 below), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

2.8                                 Absence of Litigation.  Except as disclosed in the SEC Reports, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

2.9                                 Compliance. Except as described in Schedule 2.9 hereto, neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

2.10                           Title to Assets.  The Company and the Subsidiaries have good and marketable title to all real property owned and used in the conduct of their business as it is presently conducted, and the Company and the Subsidiaries and good and marketable title in all personal property owned and used in the conduct of their business as it is presently conducted, in each case, other than the security interest described in Schedule 2.10 hereto, free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

2.11                           No General Solicitation; No Agents.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Purchased Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission relating to or arising out of the issuance of the Purchased Securities pursuant to this Agreement.  The Company shall pay, and hold CIMSA harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Purchased Securities pursuant to this Agreement.  The Company has not engaged any advisor, finder or other agent in connection with the sale of the Purchased Securities.

2.12                           Private Placement.  Neither the Company nor, to the best of the Company’s knowledge, any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Purchased Securities as contemplated hereby or (ii) cause the offering of the Purchased Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.

2.13                           Registration Rights.  Except as described in Schedule 2.13 hereto, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

2.14                           Application of Takeover Protections.  There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to CIMSA as a result of CIMSA and the Company fulfilling their obligations or exercising their rights under any of the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Purchased Securities and CIMSA’s ownership of the Purchased Securities.

2.15                           Disclosure.  All disclosure provided by or on behalf of the Company to CIMSA (including its representatives and professional advisors) regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement furnished by or on the behalf of the Company, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

2.16                           Patents and Trademarks.  The Company and its Subsidiaries own all right, title and interest in and to, or possess adequate rights or licenses to use, all registered and unregistered trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, applications for registrations of copyrights and trademarks (“Intellectual Property Rights”) reasonably necessary to conduct their respective businesses as now conducted.  Except as set forth in Schedule 2.16 hereto, none of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this

Agreement.  The Company does not have any knowledge of any infringement on or misappropriation by the Company or its Subsidiaries of Intellectual Property Rights of others or the infringement on or misappropriation by others of the Intellectual Property Rights of the Company.  Except as disclosed in the SEC Reports, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. Except for anti-pirating and confidentiality obligations of certain employees to their former employers pre-dating their commencement of employment by the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries is obligated under any contract (including licenses, covenants or legal commitments or any nature) or any agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or any of its Subsidiaries in the operation of the Company’s business as conducted on the date hereof or that would conflict with the operation of the Company’s business as conducted on the date hereof. Title and ownership of any and all rights with respect to any inventions of the Company’s and its Subsidiaries’ employees during employment vests in the Company or its Subsidiaries, as applicable, (except to the extent that applicable local law provides otherwise). All inventors named in patent applications or in issued patents have entered into agreements with the Company or a Subsidiary, as applicable, assigning the Company or any such Subsidiary, as applicable, all of the inventors’ right, title and interest in and to such patent application(s) and patents describing and claiming their inventions(s).  All Persons involved in the conception, making, development and work related to the Company’s Intellectual Property Rights have entered into agreements with the Company or a Subsidiary, as applicable, assigning to the Company or any such Subsidiary, to the extent deemed necessary or appropriate by the Company, all of such Persons’ right, title and interest in and to the Company’s Intellectual Property Rights. All licenses or other material rights or permission to use any third party intellectual property used by the Company or any Subsidiary in the operation of the business have been obtained by the Company or any such Subsidiary, as applicable, and all license fees, royalties and any other amounts (if any) due and payable under such license agreements have been paid.

2.17                           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as indicated in Schedule 2.17 hereto.

2.18                           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

2.19                           Transactions With Affiliates and Employees.  Except as set forth or incorporated by reference in the Company’s SEC Reports, none of the officers,

directors or employees of the Company is presently a party to any transaction that would be required to be reported on Form 10-KSB with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

2.20                           Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.21                           Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable  requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

2.22                           Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.23                           Indebtedness.  Except as disclosed in Schedule 2.23 hereto or the SEC Reports, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  Schedule 2.23 hereto provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

2.24                           Employee Relations.  Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company believes that its relations with its employees are as disclosed in the SEC Reports.  Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

2.25                           Labor Matters.  The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect

2.26                           Environmental Laws.  The Company and its Subsidiaries (i) have complied and are in compliance in all material respects with any and all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company has not received any written notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities. To its knowledge, the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance,  or owned or operated any property or facility in a manner that has given rise or would give rise to any liabilities pursuant to any Environmental Laws. No aboveground or underground storage tanks are currently or have been located at any real property now or previously owned, leased or otherwise used by the Company, and to the Company’s knowledge, no real property owned, leased or otherwise used by the Company has been at any time as a gasoline service station or any other facility for storing, pumping, dispensing, or producing gasoline or other petroleum products or waste. For purposes of this Agreement, the term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

2.27                           Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

2.28                           Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

2.29                           Employee Benefits. The Company’s SEC Reports contain a true and correct copy of each equity compensation plan of the Company. The Company maintains standard and customary severance or termination pay, medical, life or other insurance, a 401(k) pension plan, sponsored, maintained, or contributed to or required to be contributed to by the Company or by an trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b)(1) of the ERISA, for the benefit of any employee or former employee of the Company (the “Benefit Plans”). Each of the Benefit Plans has been and is operated and administered in accordance with its terms and in material compliance with applicable requirements of the Code, ERISA, and other applicable legal requirements and may, in accordance with its terms, be amended or terminated at any time. Neither the Company nor any ERISA Affiliate contributes, is obligated to contribute, or has ever been obligated to contribute to a Multiemployer Plans, as such term is defined in ERISA. No Benefit Plan is (i) a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or (ii) subject to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA. Other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no pending, anticipate, or to the Company’s knowledge, threatened claims by or on behalf of any employee or beneficiary covered under any Benefit Plan with respect to such Benefit Plan and there are no proceedings by a governmental entity, pending or, to the Company’s knowledge, threatened with respect to any Benefit Plan, or to the Company’s knowledge, any circumstances which might give rise to any liability of the Company under any such proceeding.

3.                                       Representations and Warranties of CIMSA. CIMSA hereby represents and warrants to the Company that:

3.1                                 Organization; Authority. CIMSA is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The purchase by CIMSA of the Purchased Securities hereunder has been duly authorized by all necessary action on the part of CIMSA.  Each of this Agreement and the Transaction Documents to which CIMSA is a party has been, or upon delivery will  be, duly executed and delivered by CIMSA and is, or when delivered in accordance with the terms thereof will constitute, the valid and binding obligation of CIMSA, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

3.2                                 No Public Sale or Distribution. CIMSA is (i) acquiring the Common Shares and the Warrant, and (ii) upon exercise of the Warrant will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and CIMSA does not have a present arrangement to effect any distribution of the Purchased Securities to or through any Person.

3.3                                 Investor Status.  At the time CIMSA was offered the Purchased Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  CIMSA is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer.  CIMSA is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer.

3.4                                 Experience of CIMSA.  CIMSA, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, and has so evaluated the merits and risks of such investment.  CIMSA understands that it must bear the economic risk of this investment in the Purchased Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

3.5                                 Access to Information.  CIMSA acknowledges that it has reviewed the Disclosure Materials and has been afforded:  (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Securities and the merits and risks of investing in the Purchased Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of CIMSA or its representatives or counsel shall modify, amend or affect CIMSA’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.  CIMSA acknowledges that it has been afforded full and complete access to copies of the SEC Reports.

3.6                                 No Governmental Review.  CIMSA understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Securities or the fairness or suitability of the investment in the Purchased Securities nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Securities.

3.7                                 No Conflicts.  The execution, delivery and performance by CIMSA of this Agreement and the other Transaction Documents to which CIMAS is a party and the consummation by CIMSA of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of CIMSA or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which CIMSA is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to CIMSA, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of CIMSA to consummate the transactions contemplated hereby or perform its obligations under the Subsequent Documents.

3.8                                 Restricted Securities.                                CIMSA understands that the Purchased Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances

3.9                                 Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of CIMSA who might be entitled to any fee or commission from the Company or CIMSA upon consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

3.10                           Legends. It is understood that the certificates evidencing the Common Shares and the Warrant will bear the following legends:

(a)                                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(b)                                 Any legend required by the Blue Sky laws of any state.

The legend referred to in clause (a) above shall be removed by the Company from any certificate at such time as the holder of the securities represented by the certificate delivers an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144(k) or such other substantially similar rule promulgated under the Securities Act then in effect under the Securities Act; provided, that the Company has received from the holder a written representation that (i) such holder is not an affiliate of the Company and has not been an affiliate during the preceding three (3) months, (ii) such holder has beneficially owned the shares represented by the certificate for a period of at least two (2) years (or the period of time then required by Rule 144(k) or such other substantially similar rule promulgated under the Securities Act then in effect), and (iii) such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such shares.

4.                                       Conditions of CIMSA’s Obligations at Closing. The obligation of CIMSA to acquire the Purchased Securities at the Closing is subject to the satisfaction or waiver by CIMSA, at or before the Closing, of each of the following conditions:

4.1                                 Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date when made and as of the Closing Date as though made on and as of such date.

4.2                                 Performance. The Company shall have performed, satisfied and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement and the other Transaction Documents that are required to be performed, satisfied or complied with by it on or before the Closing.

4.3                                 Deliverables. The Company shall have delivered or caused to be delivered to CIMSA the Closing deliverables specified in Section 1.2(b)(i) hereof.

5.                                       Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell the Purchased Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

5.1                                 Representations and Warranties. The representations and warranties of CIMSA contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

5.2                                 Performance.   CIMSA shall have performed, satisfied and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement and the other Transaction Documents to which it is a party that are required to be performed, satisfied or complied with by it on or before the Closing.

5.3                                 Deliverables.  CIMSA shall have delivered or caused to be delivered to the Company the Closing deliveries specified in Section 1.2(b)(ii) hereof.

6.                                       Use of Proceeds. The Company will use the net proceeds from the sale of the Purchased Securities (w) to expand the Company’s United States based manufacturing capabilities, (x) to invest in appropriate tooling, for product development, (y) to prepay in full the currently outstanding secured promissory note in favor of Parsons reported in the SEC Reports and (z) for general working capital purposes, including the Company exerting best efforts to obtain products liability insurance for the Company’s general aviation products (other than those for Cirrus Design Corporation).

7.                                       Reservation of Securities.  The Company shall maintain a reserve from its duly authorized Common Shares for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such Common Shares under the Transaction Documents.  In the event that at any time the then authorized Common Shares are insufficient for the Company to satisfy its obligations to issue such Common Shares under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

8.                                       Furnishing of Information.  Until the date that CIMSA may sell all of the Purchased Securities under Rule 144(k) of the Securities Act (or any successor provision), the Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

9.                                       Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchased Securities in a manner that would require the registration under the Securities Act of the sale of the Purchased Securities to CIMSA.

10.                                 Securities Laws Disclosure; Publicity.  The Company shall within two (2) business days following the date of this Agreement, issue a press release reasonably acceptable to CIMSA disclosing the transactions contemplated hereby.  Within four (4) business days following the date of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement. Thereafter, the Company shall timely file or furnish any filings and notices required by the SEC or applicable law with respect to the transactions contemplated by the Transaction Documents.  The Company shall make a confidential treatment request to the SEC in connection with the Subsequent Agreements (other than the Consulting Agreement), and in any event timely file copies of the Transaction Documents as required by applicable SEC rules and regulations.

11.                                 Board Representation.  So long as CIMSA beneficially owns at least seventy-five percent (75%) of the Purchased Shares (as determined pursuant to Rule 13d-3 under the Exchange Act), the Company’s Board of Directors (the “Board”) shall take all actions necessary under the Company Organizational Documents to cause one individual designated by CIMSA to be appointed as a member of the Board and to be nominated for election at each meeting of shareholders of the Company pursuant to which directors are elected (each such designated individual, a “CIMSA Designee”). At all times during which a CIMSA Designee is subject to the election of shareholders of the Company, the Company and the Board shall provide such CIMSA Designee with such reasonable support as is normally afforded to director nominees of the Company recommended to shareholders.  The CIMSA Designee shall be subject to the reasonable and good faith approval of the Board; provided, however, that if the Board does not approve any CIMSA Designee, CIMSA shall be entitled to submit additional designees as required to obtain the Board’s approval.  In the event that the CIMSA Designee ceases to serve as a member of the Board prior to the completion of his or her term after being appointed by the Board or elected by the Company’s shareholders, the resulting vacancy on the Board shall be filled by a person designated by CIMSA, subject to such aforesaid approval of the Board.  The CIMSA Designee shall resign from the Board during his or her term within twenty-four (24) hours of such time that CIMSA ceases to beneficially own at least 75% of the Purchased Shares (as determined pursuant to Rule 13d-3 under the Exchange Act).  The Company covenants and agrees to provide each such CIMSA Designee with indemnification identical to that then enjoyed by the other members of the Board.

12.                                 Registration Rights.  The Company covenants to CIMSA that it shall prepare and file a registration statement on Form SB-2, or such other applicable form (the “Registration Statement”), with the SEC under the Securities Act within 90 days from the Closing Date for the purpose of registering the resale of the Registrable Securities (as defined below).  The Company shall use its best efforts to cause the SEC to declare such Registration Statement effective under the Securities Act as promptly as practicable but not later than 180 days after the Closing. CIMSA shall furnish the Company with such information as may be required in connection with such Registration Statement and will cooperate to cause such Registration Statement to become effective at the earliest practicable time.  The Company shall use its best efforts to keep the Registration Statement continuously effective until the earlier of the date on which all the Purchased Shares and Warrant Shares covered thereby have been sold or can be sold publicly under Rule 144(k) of the Securities Act.  Not less than five (5) business days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, the Company shall furnish via e-mail to CIMSA copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein)  will be subject to the review of CIMSA.  The Company shall reflect in each such document when so filed with the SEC such comments regarding CIMSA and the plan of distribution as CIMSA may reasonably and promptly propose no later than two business days after CIMSA has been so furnished with copies of such documents as aforesaid.  Prior to any public offering of Registrable Securities, the Company shall use its best efforts to register or qualify or cooperate with CIMSA in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as CIMSA requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company shall cooperate with CIMSA to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement (or any other registration statement covering the resale of the Registrable Securities), which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as CIMSA may reasonably request. The Company shall pay all fees and expenses incident to the performance of or compliance with this Section by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any trading market on which the Common Shares are listed or traded and in connection with applicable state securities or blue sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of legal counsel for the Company, (e) fees and expenses of the Company’s independent registered public accounting firm and all other Persons retained by the Company in connection with performing or complying with its obligations under this Section, and (f) all listing fees of any trading market on which the Common Shares are listed or traded.  CIMSA shall be responsible for all of its own legal and accounting fees incurred in connection with the Company’s registration of the Registrable Securities. For purposes of this Agreement, the term “Registrable Securities” means the Purchased Shares and the Warrant Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event affecting the Common Shares with respect to the foregoing.

13.                                 Subsequent Agreements.  The parties agree to negotiate in good faith to enter into three agreements:  (1) a Manufacturing Agreement pursuant to which CIMSA shall subcontract certain manufacturing to the Company for a three year period (the “Manufacturing Agreement”); (2) a Development Agreement pursuant to which the Company shall subcontract certain development and design services to CIMSA for a three year period (the “Development Agreement”); and (3) a Consulting Agreement by and between the Company and Fernando Caralt for a minimum term of one year pursuant to which Mr. Caralt shall provide certain consulting services to the Company at the reasonable and good faith direction of the Company’s Chief Executive Officer for cash compensation not to exceed US$50,000.00 per annum (the “Consulting Agreement” and collectively with the Manufacturing Agreement and the Development Agreement, the “Subsequent Agreements”).  The parties agree to use their best efforts to negotiate and execute the definitive Subsequent Agreements by August 31, 2007.

14.                                 Right of First Refusal for Private Sale

14.1                           Rights on Transfer.  Before any Private Transfer (as defined below) of all or any portion of the Purchased Shares for value by CIMSA to any Person other than an Affiliate of CIMSA, the Company will have the right (but not the obligation) to purchase at least, but not less than, twenty-five percent (25%) of the Purchased Shares subject to such transfer (the “Transfer Shares”).  For purposes of this Agreement, the term “Private Transfer” shall  mean any sale, transfer or other disposition of any Purchased Shares in any transaction other than a transaction pursuant to (x) the Registration Statement or any other registration statement covering the resale of the Purchased Shares or (y) Rule 144 of the Securities Act (or any successor rule thereto).

14.2                           Delivery of Transfer Notice.  At such time that CIMSA proposes to effect a Private Transfer of the Transfer Shares as contemplated by Section 14.1 hereof, CIMSA shall give prompt written notice (the “Transfer Notice”) to the Company of such proposed Private Transfer.  The Transfer Notice shall specify the material terms of the proposed Private Transfer (the “Transfer Terms”), including without limitation, (a) the name of the proposed transferee; (b) the number of Transfer Shares involved; (c) the per share purchase price or other consideration (the “Purchase Price”) to be received by CIMSA in connection therewith; and (d) the terms and conditions upon which such Private Transfer is to take place, including the terms of any deferred payment for the Transfer Shares.

14.3                           The Company’s Right.  For a period of thirty (30) days after receipt of the Transfer Notice (the “Company’s Purchase Period”), the Company will be entitled to purchase at least, but not less than, twenty-five percent (25%) of the Transfer Shares, upon the Transfer Terms set forth in the Transfer Notice.  The Company shall exercise its right by giving irrevocable written notice to CIMSA (the “Company Acceptance Notice”), within the Company’s Purchase Period, of its intent to purchase at least, but not less than, twenty-five percent (25%) of the Transfer Shares.  Delivery of the Company Acceptance Notice to CIMSA shall be deemed to constitute a binding contract between the Company and CIMSA.  The Company’s failure to deliver to CIMSA the Company Acceptance Notice within the Company’s Purchase Period will be deemed an election by the Company not to purchase the Transfer Shares.

14.4                           Shares Not Purchased.  CIMSA may effect the Private Transfer of the Transfer Shares at any time within ninety (90) days after the expiration of the Company Purchase Period for which the Company has not delivered to CIMSA in a timely manner a Company Acceptance Notice; provided, however, that (a) such Private Transfer must be in accordance with the Transfer Terms specified in the Transfer Notice, (b) CIMSA has obtained the Company’s consent with respect to the proposed transferee, which consent will not be unreasonably withheld, delayed or conditioned and (c) CIMSA has agreed to indemnify and hold the Company harmless from any claims made by the proposed transferee against the Company based on any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact about the Company made by CIMSA to the proposed transferee in connection with the Private Transfer.

15.                                 Indemnity. The Company shall indemnify, defend and hold harmless CIMSA (and its shareholders, directors, officers, employees, partners, agents, Affiliates, each Person who controls CIMSA (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the officers, directors, owners, partners, agents and employees of each such Controlling Person (each, in this Section an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against all liabilities, losses, claims, damages, settlement costs and expenses, including, without limitation, legal and accounting fees and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Warrant, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Warrant, (iii) any cause of action, suit or claim brought or made against such Indemnified Party by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) execution, delivery, performance or enforcement of this Agreement or the Warrant or (y) the status of Indemnified Party as holder of the Purchased Securities so long as at least twenty-five percent (25%) of the Purchased Securities are still then beneficially owned by CIMSA or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or any other registration statement covering the resale of the Registrable Securities), any prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based  upon information regarding CIMSA furnished in writing to the Company by or on behalf of CIMSA for use therein, or to the extent that such information relates to CIMSA or CIMSA’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by CIMSA expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to CIMSA, and CIMSA seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses. The preceding to the contrary notwithstanding, other than the obligations of the Company to CIMSA the performance of which is to be made or continue to be made by the Company on or after the first anniversary of the Closing Date, all of the other obligations of the Company under clauses (i) through (iii) of this Section shall terminate and be without further force and effect on the first anniversary of the Closing Date.  In case any such action is brought against an Indemnified Party, the Company, at its sole cost and expense, will be entitled to participate in and assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election to assume the defense thereof, the Company shall be responsible for any legal or other expenses incurred by the latter in connection with the defense thereof, provided that if any Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party that conflict in any material respect with those available to the Company, or that such claims or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided by this Section, the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Party and the Company shall reimburse each such Indemnified Party for that portion of the reasonable fees and expenses of any counsel retained by the Indemnified Party attributable to matters for which the Indemnified Party is entitled to indemnification under this Section. The Company shall not, without the prior written consent of the Indemnified Party or Parties, as applicable, which consent shall not be unreasonably withheld, make any settlement of any claims indemnified hereunder unless such settlement includes an unconditional release of such Indemnified Party or Parties, as applicable, from all liability on claims that are or could have been the subject matter of such claims. If a claim for indemnification under this Section is unavailable to an Indemnified Party (by reason of public policy or otherwise), then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company and the Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the Company and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by or on behalf of, the Company or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by the Company as a result of any Losses shall be deemed to include any reasonable attorneys’ or other reasonable fees or expenses incurred by such Indemnified Party in connection with any proceeding to the extent such Indemnified Party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such Indemnified Party in accordance with its terms.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  The indemnity and contribution agreements contained in this Section  are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

16.                                 Miscellaneous.

16.1                           Survivability. The representations and warranties of the Company and CIMSA contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year following the Closing Date.

16.2                           Termination.  This Agreement may be terminated by the Company or CIMSA, by written notice to the other party, if the Closing has not been consummated by July 31, 2007; provided that no such termination will affect the right of either party to sue for any breach of this Agreement by the other party.

16.3                           Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and  permitted assigns.  Neither party may assign this Agreement or any rights or delegate any obligations hereunder without the prior written consent of the other party. In connection with a permitted transfer of the Purchased Securities, CIMSA may assign its rights under Section 12 (Registration Rights) of this Agreement to any Person to whom CIMSA assigns or transfers any Purchased Securities in accordance with Section 14 (Right of First Refusal for Private Sale) of this Agreement or as otherwise not in contravention of this Agreement, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Purchased Securities, by the provisions hereof that apply to CIMSA and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

16.4                           No Third-Party Beneficiaries.   This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 15 (Indemnification) and (in each case) may enforce the provisions of such Sections directly against the Company.

16.5                           Governing Law; Venue; Waiver of Jury Trial.

(a)                                  This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Minnesota (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

(b)                                 Subject to Section 16.15 below, the parties hereby irrevocably submit to the jurisdiction of the federal courts in the United States District Court for the District of Minnesota in the State of Minnesota or, if such federal courts are unavailable to the parties, the courts of the State of Minnesota in Ramsey County, Minnesota in respect of the interpretation and enforcement of the provisions of this Agreement.

(c)                                  The Company and CIMSA hereby waive all rights to a trial by jury.

16.6               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

16.7               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

16.8               Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section  prior to 5.00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the third business day following the date of deposit with a internationally recognized overnight courier service and addressed to the recipient party at the address specified in this Section.

Any notice to CIMSA shall be sent to:

CIMSA Ingenieria de Sistemas, S.A.

ES 08520 Las Franquesas del Vallés (Barcelona) – Spain

Facsimile: +34 938 617 041

Attention: Fernando Caralt, President

or at such other address as CIMSA may designate by ten (10) days’ advance written notice to the Company.

with a copy (which shall not constitute notice) to:

Andrew E. Balog, Esq.

Greenberg Traurig, P.A.

1221 Brickell Avenue

Miami, Florida 33131

Facsimile: 305-961-5642

Any notice to the Company shall be sent to:

Ballistic Recovery Systems, Inc.

Attention:  Larry E. Williams

300 Airport Road

South St. Paul, MN 55075

Facsimile:  651-457-8651

with a copy (which shall not constitute notice) to:

Maslon Edelman Borman & Brand, LLP

Attention: Douglas T. Holod, Esq.

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

Facsimile: 612-642-8313

or at such other address as the Company may designate by ten (10) days’ advance written notice to CIMSA.

16.9               Entire Agreement; Amendments and Waivers. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and CIMSA.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

16.10                     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

16.11                     Confidentiality. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Shares purchased hereunder. The provisions of this Section 7.9 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

16.12                     Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Purchased Securities.

16.13                     Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Common Shares), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of Common Shares or a price per share shall be amended to appropriately account for such event.

16.14                                                         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of CIMSA and the Company will be entitled to seek specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

16.15                                                         Arbitration.  Any controversy, claim or dispute (each a “Dispute”) arising out of or relating to this Agreement shall be settled according to the following procedures:

(a)                                  The Company and CIMSA shall first use best efforts to resolve the Dispute.

(b)                                 If the Company and CIMSA are unable to resolve such dispute within 20 days of the commencement of the Dispute, the Dispute shall be settled and determined by submission to binding arbitration to be conducted in Ramsey County, Minnesota at a mutually agreed upon facility before a panel of three arbitrators (the “Arbitrators”) in accordance with the Code of Procedure (the “Rules”) for the National Arbitration Forum (the “NAF”) and the procedures set forth herein.

(c)                                  In the event of any conflict between the Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

(d)                                 Either the Company or CIMSA may commence the arbitration by filing a written submission with the office of the NAF located in Ramsey County, Minnesota  (or the nearest NAF office) in accordance with the Rules and the other shall respond in accordance with said Rules (or any successor provision).  Each of the Company and CIMSA shall select one Arbitrator from the list provided by the NAF consistent with Rule 21 (or any successor provision) and the two Arbitrators so chosen (or the NAF) shall jointly select a third in accordance with Rule 21 (or any successor provision).

(e)                                  The Arbitrators’ determination shall be governed by and construed in accordance with the internal laws of the State of Minnesota. Any determination rendered by the Arbitrators shall be final, conclusive and binding upon the parties hereto, and judgment thereon may be entered and enforced in any court of competent jurisdiction specified in Section 16.5 above, provided that the Arbitrators shall have no power or authority to grant injunctive relief, specific performance or other equitable relief although any court enforcing such award shall specifically be authorized to grant such relief.  Notwithstanding anything set forth within this Section, the parties may otherwise seek injunctive or other equitable relief through a court of competent jurisdiction as specifically provided for in this Agreement.

(f)                                    In connection with any arbitration proceeding pursuant to this Agreement, unless the Arbitrators shall determine otherwise, each party shall bear its own costs and expenses, except that the parties shall jointly bear the fees and costs of the NAF and the Arbitrators, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitrators may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties.

16.16                                                         Further Assurances.  Consistent with the terms and conditions hereof, CIMSA and the Company agree to do and perform or cause to be done and performed all such further acts and things and to execute, acknowledge, and deliver such further documents and instruments as required in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BALLISTIC RECOVERY SYSTEMS, INC.

By:
Name:	Larry E. Williams
Title:	Chief Executive Officer

CIMSA INGENIERIA DE SISTEMAS, S.A.

By:
Name:	Fernando Caralt
Title:	President

Exhibit A

Form of  Warrant